<PAGE 1>






















                            COMMONWEALTH GAS COMPANY
                     (formerly Worcester Gas Light Company)

                                       TO

                      STATE STREET BANK AND TRUST COMPANY,
                                     Trustee

                        Nineteenth Supplemental Indenture

                          Dated as of September 1, 1997

                                       To

                               INDENTURE OF TRUST

                                       And

                                 FIRST MORTGAGE

                          Dated as of February 1, 1949





                                   $35,000,000

     $10,000,000 First Mortgage Sinking Fund 6.54% Bonds, Series L, Due 2007
           $25,000,000 First Mortgage 7.04% Bonds, Series M, Due 2017

















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<PAGE 2>


      THIS Nineteenth SUPPLEMENTAL INDENTURE dated as of September 1, 1997 by and between COMMONWEALTH GAS COMPANY (formerly named Worcester Gas Light Company), a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts (hereinafter sometimes called the "Company"), and STATE STREET BANK AND TRUST COMPANY (formerly named State Street Trust Company and Second Bank-State Street Trust Company), a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts, as Trustee (hereinafter sometimes called the "Trustee"),

      WITNESSETH that:

      WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture of Trust and First Mortgage dated as of February 1, 1949, as amended (hereinafter called the "Principal Indenture") and eighteen indentures supplemental thereto dated as of March 1, 1950, November 14, 1952,
September 1, 1953, October 21, 1954, March 21, 1956, April 16, 1957,
June 1, 1959, September 28, 1961, August 1, 1962, July 1, 1970, June 1, 1972,
August 1, 1973, April 1, 1974, October 1, 1977, October 1, 1982,
October 1, 1986, December 1, 1990 and December 1, 1993, respectively (hereinafter collectively called the "Supplemental Indentures"), said Principal Indenture and said Supplemental Indentures having been duly recorded as set forth therein and herein; and

      WHEREAS the Eighteenth Supplemental Indenture was duly recorded and filed as follows:

Date 1993                                                 Book        Page
December 29
Bristol County South District Registry                    3212        211
  of Deeds

December 29
Bristol County South Registry District                     73         37
  registered as Document #63327 and
  noted on Certificate of Title No. 13509

December 29
Fall River District of Bristol County                      2751       301
  Registry of Deeds

December 29
Middlesex South District Registry of Deeds                21016       212

December 29
South Registry District of Middlesex                        814       27
  County registered as Document #93206                      896       172
  and noted on Certificates of Title
  Nos. 136777 and 153322

December 29
Norfolk County Registry of Deeds                          10310       222

December 29
Plymouth County Registry of Deeds                         12539       1

December 29
Suffolk County Registry of Deeds                          18766       1

December 29
Worcester District Registry of Deeds                      15919       180

December 29
Worcester Registry District of Worcester                  14 & 24
  County registered as Document #58164 and noted on Certificates of Title Nos. 2701 and 4618

<PAGE 3>


Date 1993                                                 Book        Page

December 29
Office of the Massachusetts Secretary of
State, An Amendment Form UCC-3, Amendment                 (Filing
to the Financing Statement originally                       No.
filed September 26, 1968 under No.                        206817)
534945

     WHEREAS Section I of Article XI of said Principal Indenture provides, among other things, that without any action or consent by, or notice to the holders of any of the bonds, the Company and the Trustee may enter into such other and further indentures supplemental to the Principal Indenture as shall be by them deemed necessary or desirable to add to the covenants and agreements of the Company for the protection of the holders of the bonds or for any other purpose not inconsistent with the terms of the Principal Indenture and which shall not impair the security of the same; and

     WHEREAS Section 2 of Article III of said Principal Indenture, as amended, provides, among other things, that bonds of subsequent series in addition to the Series A Bonds, when authorized as therein provided and subject to the provisions and limitations therein set forth, may be executed and delivered by the Company to the Trustee and thereupon shall be certified and delivered by the Trustee to or upon the written order of the President or Treasurer of the Company; and

     WHEREAS the Company proposes to issue in accordance with the provisions of said Section 2 of said Article III, as amended, and other applicable provisions of said Principal Indenture and pursuant to and in execution of the powers and authorities conferred and reserved therein and of every other power and authority thereto appertaining or enabling two new series of bonds to be designated First Mortgage Sinking Fund 6.54% Bonds, Series L, Due 2007 (hereinafter sometimes referred to as "Series L Bonds" and First Mortgage 7.04% Bonds, Series M, Due 2017 (hereinafter sometimes referred to as "Series M Bonds"); and

     WHEREAS the Company deems it advisable to enter into an Indenture with the Trustee supplemental to said Principal Indenture to further secure the payment of the principal, premium, if any, and the interest on the bonds issued and to be issued thereunder, and to confirm and renew the conveyances made therein; and to grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee additional properties of the Company as herein provided; and

     WHEREAS the Company and the Trustee have authorized and approved this Nineteenth Supplemental Indenture and the form and execution thereof in accordance with the requirements of Article XI of said Principal Indenture, and all requirements of law and said Principal Indenture necessary to the authorization and validity of this Nineteenth Supplemental Indenture have been complied with; and

     WHEREAS the Series L Bonds and Series M Bonds are to be issued only as fully registered bonds without coupons, and such bonds, the Trustee's certificate, and the endorsement thereon are to be substantially in the following forms, respectively:


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<PAGE 4>


                    [FORM OF FULLY REGISTERED Series L BOND]

                            COMMONWEALTH GAS COMPANY

           First Mortgage Sinking Fund 6.54% Bond, Series L, Due 2007

                                                      REGISTERED
REGISTERED NO.  L-  ______                            $___________________


     Commonwealth Gas Company (formerly named Worcester Gas Light Company), a corporation organized and existing under the laws of THE COMMONWEALTH OF MASSACHUSETTS (hereinafter called the "Company"), for value received, hereby promises to pay to ____________, or registered assigns, the principal sum of ___________________________________________ Dollars (or so much thereof as shall not have been redeemed as provided in the Nineteenth Supplemental Indenture referred to below) on September 30, 2007, and to pay interest thereon at the rate of 6.54% per annum from the last day of March or September, as the case may be, to which interest has been paid preceding the date hereof (unless the date hereof is a March 31 or September 30 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from the date of original issuance of the bonds of Series L) semi-annually on March 31 and September 30, commencing March 31, 1998, until the principal hereof shall have become due and payable (whether at maturity or at a date fixed for redemption or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) overdue premium, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at the rate of 8.54% per annum until paid, payable semi-annually as aforesaid or, at the option of the registered owner hereof, on demand, provided that in no event shall the amount payable by the Company as interest and premium on this bond exceed the highest lawful rate permissible under any law applicable hereto. The interest so payable on any March 31 or September 30 will, subject to certain exceptions provided in the Nineteenth Supplemental Indenture hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the March 15 prior to such March 31 or the September 15 prior to such September 30, unless such March 15 or September 15 shall not be a business day, in which event on the next succeeding business day, the term "business day" meaning for this purpose a day which in the City of Boston is not a legal holiday or a day on which banking institutions in the City of Boston are not authorized by law to close. Principal, premium, if any, and interest on this bond shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, at the principal corporate trust office of State Street Bank and Trust Company (hereinafter called the "Trustee," which term shall include its successors in the trusts hereinafter referred to), in the City of Boston, Massachusetts, or of any successor as such Trustee, or, at the option of the registered owner, at the office of any other paying agent appointed by the Company, provided that payment of principal, premium, if any, and interest on any bond of Series L and any redemption price of all or a portion of the principal amount thereof shall be made by the Trustee to the registered owner thereof without presentation or surrender thereof to the Trustee if there shall be on file with the Trustee (and not theretofore rescinded by written notice from such registered owner to the Trustee) an agreement (or a conformed copy thereof) between the Company and such registered owner or the person for whom such registered owner is the nominee or a predecessor in interest of the registered owner or the person for whom the registered owner is the nominee, to the effect that (1) payments will be so made, and (2) such registered owner will not sell, pledge, transfer or otherwise dispose of such bond of Series L without first either (i) surrendering such bond of Series L to the Trustee in exchange for a bond or bonds of Series L, aggregating the same principal amount as the principal amount of the bond of Series L so surrendered which shall remain unpaid, or (ii) making notation on such bond of Series L (or on a schedule annexed thereto) of all portions of the principal amount thereof which have been redeemed; it being understood that the Bond Purchase Agreement

<PAGE 5>


dated as of September 1, 1997 pursuant to which the bonds of Series L were initially issued constitutes such an agreement on file with the Trustee for purposes of this paragraph (until rescinded as provided above).

     This bond shall not be valid or become obligatory for any purpose or entitled to any security or benefit under the Indenture (as hereinafter defined) unless or until the certificate endorsed hereon shall have been executed by the Trustee under the Indenture.

     This bond is one of a duly authorized issue of First Mortgage Bonds of the Company to be issued in series with distinctive designations, the series of which this bond is one being designated as Series L and limited to an aggregate principal amount of ten million dollars ($10,000,000), which issue of bonds together with all other series which may now or hereafter be outstanding are issued and are to be issued under and equally and ratably secured by a certain Indenture of Trust and First Mortgage dated as of February 1, 1949 (hereinafter, with all indentures stated to be supplemental thereto, including a Nineteenth Supplemental Indenture dated as of September 1, 1997, to which the Trustee is a party, called the "Indenture") by and between the Company and State Street Trust Company (now known as State Street Bank and Trust Company), as Trustee, to which Indenture reference is hereby made for a description of the mortgaged property, the nature and extent of the security, the terms and conditions under which the bonds of Series L are issued and under which bonds of any subsequent series may be issued, the rights and limitations of the rights of the bondholders and the rights and obligations of the Company and the rights, duties and immunities of the Trustee.

     The Company has covenanted in the Nineteenth Supplemental Indenture to establish a sinking fund for bonds of Series L into which it will pay each year, beginning with the year 2001, in cash, an amount sufficient to retire $1,428,571 in aggregate principal amount of the bonds of Series L in each of the years 2001 to 2007, both inclusive. Through operation of the sinking fund, Bonds of Series L shall be redeemable on September 30 in each of the years 2001 to 2007, both inclusive, at a redemption price of 100% of the principal amount of the bonds to be redeemed, together with accrued interest to the date fixed for redemption.

     Subject to certain conditions and restrictions, additional first mortgage bonds of one or more series, equally and ratably secured by the Indenture, may be issued under the Indenture.

     This bond shall be treated as negotiable, subject to the provisions for registration and transfer herein and in the Indenture contained, and the Company and the registered owner hereof and every successive owner and assignee of this bond, by accepting and holding the same, consent to the foregoing provisions and each invites the others, and all persons, to rely thereon.

     The bonds of Series L are issuable only as fully registered bonds without coupons in denominations of one-hundred thousand dollars ($100,000) or integral multiples thereof. The holder of any Series L bond or bonds may, upon payment of the charges and subject to the conditions specified in the Indenture, exchange the same at the principal corporate trust office of the Trustee in the City of Boston, Massachusetts for a like aggregate principal amount of fully registered Series L bonds of different authorized denominations, provided, however, that the Company and the Trustee shall not be required (i) to transfer or exchange any bond of Series L during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice of redemption of bonds of Series L and ending at the close of business on the day of such mailing or (ii) to transfer or exchange any bond of Series L so selected for redemption in whole or in part.

     As provided in the Nineteenth Supplemental Indenture, this bond shall be subject to redemption (i) at par, upon the concurrent payment of accrued interest and the Make-Whole Amount (as defined in the Nineteenth Supplemental

<PAGE 6>


Indenture), at the option of the Company, (ii) at par, upon the concurrent payment of accrued interest, under certain circumstances from the proceeds of insurance for casualty or from the proceeds of taking by or sale to a public authority and (iii) through operation of the sinking fund referred to above.

     If this bond is called for redemption in whole or in part and payment is duly provided as specified in the Indenture, this bond, or the part thereof so called, shall cease to be entitled to the security of the Indenture, and from and after the date fixed in the call for such redemption, interest shall cease to accrue on this bond, or on such part so called; and if less than the whole principal amount hereof shall be called, the registered owner hereof shall, in addition to the sums payable on account of the part called, be entitled, at his option, to receive on surrender hereof one or more bonds of this series, of an aggregate principal amount equal to that part of the principal amount hereof not called and paid, or to present this bond for the notation hereon by the Trustee (or to make such notation in accordance with an agreement for payment of principal filed with the Trustee as provided in this bond) of the payment of the part of the principal amount hereof then called and paid.

     The principal hereof may be declared and become due prior to maturity in case of certain events of default specified in the Indenture.

     The Indenture may be modified and amended in certain respects upon the conditions and in the manner provided therein, if such modification is approved and authorized by the Board of Directors of the Company and approved by the holders of not less than a majority in principal amount of the bonds then outstanding; provided, however, that no such amendment or modification shall (i) extend the time of payment of the principal, premium, if any, or interest on this bond or change the principal amount, premium, if any, or rate of interest payable on this bond or affect or impair the obligations of the Company in respect of the principal or interest of this bond without the written consent of the holder hereof, (ii) permit the creation by the Company of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any property covered thereby, (iii) affect the rights of any series of bonds in a manner differing from that of any other series except with the consent, given as provided in the Indenture, of the owners of not less than 66-2/3% in principal amount of the outstanding bonds of each series so affected, (iv) change the percentages of the holders of bonds required for any action or consent under the Indenture without the consent of the holders of all of the bonds then outstanding, or (v) modify the rights, duties or immunities of the Trustee without its written consent.

     The Company and the Trustee may, without action or consent by or notice to the bondholders, enter into supplemental indentures for the purposes of conveying additional property, adding further limitations upon the issuance of additional bonds, setting forth the form of additional bonds and the terms not inconsistent with the Indenture under which they may be issued, establishing a successor trustee, modifying the Indenture or the form of any bonds or coupons in a manner not prejudicial to holders in order to facilitate listing of such outstanding bonds on any stock exchange, curing ambiguities or remedying defects or manifest errors in the Indenture or a supplemental indenture, or for any other purpose not inconsistent with and not impairing the benefits of the Indenture.

     Any consent or waiver by the holder of this bond as aforesaid shall be conclusive and binding upon such holder and upon all future holders and registered owners of this bond or of any other bond issued in lieu hereof or in substitution hereof (unless effectively revoked, as provided in the Indenture) whether or not any notation of such consent or waiver is made upon this bond.

     This bond is transferable on the books of the Company at said principal corporate trust office, upon surrender hereof, accompanied by a written instrument of transfer in form satisfactory to the Trustee, duly executed by the registered owner hereof in person or by his duly authorized representative, or by his agent or attorney duly appointed in writing, and thereupon a new fully registered bond or fully registered bonds of authorized

<PAGE 7>


denominations of the same series for a like principal amount will be issued to the transferee or transferees in exchange for this bond. The Company, the Trustee, and any paying agents and registrars may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment and for all other purposes.

     No recourse upon any obligation contained in this bond or in the Indenture or otherwise shall be had against any incorporator or any officer, director or stockholder, past, present or future, of the Company or of any successor corporation, such personal liability of every kind being expressly waived.

     IN WITNESS WHEREOF, Commonwealth Gas Company has caused this bond to be executed on its behalf by the facsimile signature of its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers, and a facsimile of its corporate seal to be imprinted hereon.

Dated_____________________

                                          COMMONWEALTH GAS COMPANY



(Corporate Seal)
                                          By________________________________
                                                        President



                                          By________________________________
                                                        Treasurer

<PAGE 8>


                         [FORM OF TRUSTEE'S CERTIFICATE]

This bond is one of the fully registered bonds of Series L referred to in the within-mentioned Indenture.

                                          STATE STREET BANK AND TRUST COMPANY,
                                          Trustee



                                          By______________________________
                                                 Authorized Signature

<PAGE 9>


                              [Form of Endorsement]

  FOR VALUE RECEIVED ____________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBERS OF ASSIGNEE


______________________________


______________________________

this bond, and all rights thereunder, hereby irrevocably constituting and appointing __________________attorney to transfer the said bond on the books of the Company, with full power of substitution in the premises.

Dated:_________________________

Signature guaranteed by:

_______________________________
Participant in a Recognized
Signature Guaranty
Medallion Program

  [Note: The signature to this assignment must correspond with the name of the registered owner as written upon the within bond in every particular, without alteration or enlargement or any change whatsoever.]

                         [END OF FORM OF Series L BOND]

<PAGE 10>


                    [FORM OF FULLY REGISTERED Series M BOND]

                            COMMONWEALTH GAS COMPANY

                  First Mortgage 7.04% Bond, Series M, Due 2017

                                          REGISTERED
REGISTERED NO. M  -  ______               $_______________________


Commonwealth Gas Company (formerly named Worcester Gas Light Company), a corporation organized and existing under the laws of THE COMMONWEALTH OF MASSACHUSETTS (hereinafter called the "Company"), for value received, hereby promises to pay to ____________, or registered assigns, the principal sum of ___________________________________________ Dollars (or so much thereof as shall not have been redeemed as provided in the Nineteenth Supplemental Indenture referred to below) on September 30, 2017, and to pay interest thereon at the rate of 7.04% per annum from the last day of March or September, as the case may be, to which interest has been paid preceding the date hereof (unless the date hereof is a March 31 or September 30 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from the date of original issuance of the bonds of Series M) semi-annually on March 31 and September 30, commencing March 31, 1998, until the principal hereof shall have become due and payable (whether at maturity or at a date fixed for redemption or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) overdue premium, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at the rate of 9.04% per annum until paid, payable semi-annually as aforesaid or, at the option of the registered owner hereof, on demand, provided that in no event shall the amount payable by the Company as interest and premium on this bond exceed the highest lawful rate permissible under any law applicable hereto. The interest so payable on any March 31 or September 30 will, subject to certain exceptions provided in the Nineteenth Supplemental Indenture hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the March 15 prior to such March 31 or the September 15 prior to such September 30, unless such March 15 or September 15 shall not be a business day, in which event on the next succeeding business day, the term "business day" meaning for this purpose a day which in the City of Boston is not a legal holiday or a day on which banking institutions in the City of Boston are not authorized by law to close. Principal, premium, if any, and interest on this bond shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, at the principal corporate trust office of State Street Bank and Trust Company (hereinafter called the "Trustee," which term shall include its successors in the trusts hereinafter referred to), in the City of Boston, Massachusetts, or of any successor as such Trustee, or, at the option of the registered owner, at the office of any other paying agent appointed by the Company, provided that payment of principal, premium, if any, and interest on any bond of Series M and any redemption price of all or a portion of the principal amount thereof shall be made by the Trustee to the registered owner thereof without presentation or surrender thereof to the Trustee if there shall be on file with the Trustee (and not theretofore rescinded by written notice from such registered owner to the Trustee) an agreement (or a conformed copy thereof) between the Company and such registered owner or the person for whom such registered owner is the nominee or a predecessor in interest of the registered owner or the person for whom the registered owner is the nominee, to the effect that (1) payments will be so made, and (2) such registered owner will not sell, pledge, transfer or otherwise dispose of such bond of Series M without first either (i) surrendering such bond of Series M to the Trustee in exchange for a bond or bonds of Series M, aggregating the same principal amount as the principal amount of the bond of Series M so surrendered which shall remain unpaid, or (ii) making notation on such bond of Series M (or on a schedule annexed thereto) of all portions of the principal amount thereof

<PAGE 11>


which have been redeemed; it being understood that the Bond Purchase Agreement dated as of September 1, 1997 pursuant to which the bonds of Series M were initially issued constitutes such an agreement on file with the Trustee for purposes of this paragraph (until rescinded as provided above).

  This bond shall not be valid or become obligatory for any purpose or entitled to any security or benefit under the Indenture (as hereinafter defined) unless or until the certificate endorsed hereon shall have been executed by the Trustee under the Indenture.

  This bond is one of a duly authorized issue of First Mortgage Bonds of the Company to be issued in series with distinctive designations, the series of which this bond is one being designated as Series M and limited to an aggregate principal amount of twenty-five million dollars ($25,000,000), which issue of bonds together with all other series which may now or hereafter be outstanding are issued and are to be issued under and equally and ratably secured by a certain Indenture of Trust and First Mortgage dated as of February 1, 1949 (hereinafter, with all indentures stated to be supplemental thereto, including a Nineteenth Supplemental Indenture dated as of September 1, 1997, to which the Trustee is a party, called the "Indenture") by and between the Company and State Street Trust Company (now known as State Street Bank and Trust Company), as Trustee, to which Indenture reference is hereby made for a description of the mortgaged property, the nature and extent of the security, the terms and conditions under which the bonds of Series M are issued and under which bonds of any subsequent series may be issued, the rights and limitations of the rights of the bondholders and the rights and obligations of the Company and the rights, duties and immunities of the Trustee.

  Subject to certain conditions and restrictions, additional first mortgage bonds of one or more series, equally and ratably secured by the Indenture, may be issued under the Indenture.

  This bond shall be treated as negotiable, subject to the provisions for registration and transfer herein and in the Indenture contained, and the Company and the registered owner hereof and every successive owner and assignee of this bond, by accepting and holding the same, consent to the foregoing provisions and each invites the others, and all persons, to rely thereon.

  The bonds of Series M are issuable only as fully registered bonds without coupons in denominations of one-hundred thousand dollars ($100,000) or integral multiples thereof. The holder of any Series M bond or bonds may, upon payment of the charges and subject to the conditions specified in the Indenture, exchange the same at the principal corporate trust office of the Trustee in the City of Boston, Massachusetts for a like aggregate principal amount of fully registered Series M bonds of different authorized denominations, provided, however, that the Company and the Trustee shall not be required (i) to transfer or exchange any bond of Series M during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice of redemption of bonds of Series M and ending at the close of business on the day of such mailing or (ii) to transfer or exchange any bond of Series M so selected for redemption in whole or in part.

  As provided in the Nineteenth Supplemental Indenture, this bond shall be subject to redemption (i) at par, upon the concurrent payment of accrued interest and the Make-Whole Amount (as defined in the Nineteenth Supplemental Indenture), at the option of the Company, and (ii) at par, upon the concurrent payment of accrued interest, under certain circumstances from the proceeds of insurance for casualty or from the proceeds of taking by or sale to a public authority.

  If this bond is called for redemption in whole or in part and payment is duly provided as specified in the Indenture, this bond, or the part thereof so called, shall cease to be entitled to the security of the Indenture, and from and after the date fixed in the call for such redemption, interest shall cease to accrue on this bond, or on such part so called; and if less than the whole

<PAGE 12>


principal amount hereof shall be called, the registered owner hereof shall, in addition to the sums payable on account of the part called, be entitled, at his option, to receive on surrender hereof one or more bonds of this series, of an aggregate principal amount equal to that part of the principal amount hereof not called and paid, or to present this bond for the notation hereon by the Trustee (or to make such notation in accordance with an agreement for payment of principal filed with the Trustee as provided in this bond) of the payment of the part of the principal amount hereof then called and paid.

  The principal hereof may be declared and become due prior to maturity in case of certain events of default specified in the Indenture.

  The Indenture may be modified and amended in certain respects upon the conditions and in the manner provided therein, if such modification is approved and authorized by the Board of Directors of the Company and approved by the holders of not less than a majority in principal amount of the bonds then outstanding; provided, however, that no such amendment or modification shall (i) extend the time of payment of the principal, premium, if any, or interest on this bond or change the principal amount, premium, if any, or rate of interest payable on this bond or affect or impair the obligations of the Company in respect of the principal or interest of this bond without the written consent of the holder hereof, (ii) permit the creation by the Company of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any property covered thereby, (iii) affect the rights of any series of bonds in a manner differing from that of any other series except with the consent, given as provided in the Indenture, of the owners of not less than 66-2/3% in principal amount of the outstanding bonds of each series so affected, (iv) change the percentages of the holders of bonds required for any action or consent under the Indenture without the consent of the holders of all of the bonds then outstanding, or (v) modify the rights, duties or immunities of the Trustee without its written consent.

  The Company and the Trustee may, without action or consent by or notice to the bondholders, enter into supplemental indentures for the purposes of conveying additional property, adding further limitations upon the issuance of additional bonds, setting forth the form of additional bonds and the terms not inconsistent with the Indenture under which they may be issued, establishing a successor trustee, modifying the Indenture or the form of any bonds or coupons in a manner not prejudicial to holders in order to facilitate listing of such outstanding bonds on any stock exchange, curing ambiguities or remedying defects or manifest errors in the Indenture or a supplemental indenture, or for any other purpose not inconsistent with and not impairing the benefits of the Indenture.

  Any consent or waiver by the holder of this bond as aforesaid shall be conclusive and binding upon such holder and upon all future holders and registered owners of this bond or of any other bond issued in lieu hereof or in substitution hereof (unless effectively revoked, as provided in the Indenture) whether or not any notation of such consent or waiver is made upon this bond.

  This bond is transferable on the books of the Company at said principal corporate trust office, upon surrender hereof, accompanied by a written instrument of transfer in form satisfactory to the Trustee, duly executed by the registered owner hereof in person or by his duly authorized representative, or by his agent or attorney duly appointed in writing, and thereupon a new fully registered bond or fully registered bonds of authorized denominations of the same series for a like principal amount will be issued to the transferee or transferees in exchange for this bond. The Company, the Trustee, and any paying agents and registrars may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment and for all other purposes.

  No recourse upon any obligation contained in this bond or in the Indenture or otherwise shall be had against any incorporator or any officer, director or stockholder, past, present or future, of the Company or of any successor corporation, such personal liability of every kind being expressly waived.

<PAGE 13>


  IN WITNESS WHEREOF, Commonwealth Gas Company has caused this bond to be executed on its behalf by the facsimile signature of its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers, and a facsimile of its corporate seal to be imprinted hereon.

Dated_____________________

                                          COMMONWEALTH GAS COMPANY



(Corporate Seal)                          By________________________________
                                                        President



                                          By________________________________
                                                        Treasurer

<PAGE 14>


                         [FORM OF TRUSTEE'S CERTIFICATE]

  This bond is one of the fully registered bonds of Series M referred to in the within-mentioned Indenture.

                                          STATE STREET BANK AND TRUST COMPANY,
                                          Trustee



                                          By_______________________________
                                              Authorized Signature

<PAGE 15>


                              [Form of Endorsement]

  FOR VALUE RECEIVED ____________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBERS OF ASSIGNEE


_______________________________


_______________________________

this bond, and all rights thereunder, hereby irrevocably constituting and appointing __________________attorney to transfer the said bond on the books of the Company, with full power of substitution in the premises.

Dated:_________________________

Signature guaranteed by:


_______________________________
Participant in a Recognized
Signature Guaranty
Medallion Program

  [Note: The signature to this assignment must correspond with the name of the registered owner as written upon the within bond in every particular, without alteration or enlargement or any change whatsoever.]

                         [END OF FORM OF Series M BOND]

<PAGE 16>


     AND WHEREAS all things necessary to make the Series L Bonds and Series M Bonds when executed by the Company, duly certified by the Trustee and delivered, all as herein and in the Principal Indenture provided, valid, binding and legal obligations of the Company and to make this Nineteenth Supplemental Indenture a valid, binding and legal instrument for the security thereof have been done and performed, and the issue of the Series L Bonds and Series M Bonds, as in this Nineteenth Supplemental Indenture and in the Principal Indenture provided, have been in all respects duly authorized;

     NOW, THEREFORE, this Nineteenth Supplemental Indenture Witnesseth and it is hereby covenanted and declared as follows:

     That the Company in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the bonds by the holders thereof and of one dollar ($1.00) to it duly paid by the Trustee, at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal, premium, if any, and interest on the bonds issued and to be issued hereunder and under the Principal Indenture according to their tenor and effect, and the faithful performance and observance of all the covenants, obligations, conditions and provisions in this Nineteenth Supplemental Indenture and in said Principal Indenture contained, and in order to declare the terms and conditions upon which the Series L Bonds and Series M Bonds are to be secured, certified, transferred, delivered and exchanged, the Company has executed this Nineteenth Supplemental Indenture and by these presents does hereby grant, bargain, sell, convey, assign, transfer, mortgage, pledge, set over, and confirm unto the Trustee, its successors and assigns in the trusts and upon the terms and conditions in said Principal Indenture contained, but without restricting the generality of the grant contained in said Principal Indenture, all of its plants, properties, franchises, locations, rights and privileges in or over public or private streets or ways and in or over private premises and all other property real, personal or mixed of whatever kind and wherever situated now owned or hereafter acquired by the Company and all easements, tenements, hereditaments, rights, privileges, appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof with the reversions and remainders and all rents, earnings, incomes, issues and profits thereof and all the estate, right, title, interest and claim whatsoever whether at law or in equity which the Company now has or may hereafter acquire in or to the aforesaid property and every part or parcel thereof, hereby expressly confirming the grant, assignment, transfer, mortgage and pledge, unto the Trustee, its successors and assigns in the trusts and upon the terms and conditions in said Principal Indenture contained, of all properties and interests granted, assigned, transferred, mortgaged and pledged by said Principal Indenture and said Supplemental Indentures or intended so to be, including without limiting the generality of the foregoing, the following described property acquired by the Company since the execution of the Eighteenth Supplemental Indenture:


     Two parcels of land situated in Acushnet, Bristol County, Massachusetts, on the northerly side of Peckham Road and approximately 3/4 of a mile east of the New Bedford-Acushnet town line described in a deed of Commonwealth Electric Company to the Company dated December 31, 1996 and recorded in the Bristol County South District Registry of Deeds in Book 3817, Page 135.


     Expressly excepting and reserving, however, the properties and interests of the Company expressly excepted and reserved under the said Principal Indenture, such of said properties or interests therein as may have been released by the Trustee or sold or disposed of in whole or in part as permitted by the provisions of the Principal Indenture and all cash on hand or in banks; all shares of stock and other certificates or evidences of interest and all bonds, notes and other evidences of indebtedness, and other securities including bills, notes and accounts receivable now owned or hereafter acquired

<PAGE 17>


or possessed by the Company, all property and franchises of any other corporation of whatever character, securities whereof or obligations secured upon the properties and franchises whereof, may be now owned or hereafter acquired or possessed by the Company; the last day of the term of each leasehold estate (oral or written, and/or any agreement therefor) now or hereafter enjoyed by the Company, and whether falling within a general or particular description of property herein; and all materials, merchandise and supplies now owned or hereafter acquired by the Company for the purpose of resale in the ordinary course of business.

     TO HAVE AND TO HOLD all of the aforesaid property and all property which shall become subject to said Principal Indenture and to indentures supplemental thereto unto the Trustee, its successors and assigns in the trusts and upon the terms and conditions in said Principal Indenture contained in its and their own use and benefit forever.

     SUBJECT, HOWEVER, to any easements, rights-of-way, restrictions and reservations, now existing by operation of law or otherwise, over, under, upon or against the mortgaged property or any part thereof and which have existed either from the date of delivery of the Principal Indenture or, as to any property acquired thereafter, from the time of acquisition of such property by the Company.

     IN TRUST NEVERTHELESS for the equal and proportionate benefit and security of all present and future holders of the bonds and coupons issued or to be issued under and secured by said Principal Indenture and indentures supplemental thereto in accordance with the provisions thereof without preference, priority or distinction as to lien or otherwise, of any thereof over any other by reason of priority in the issue, sale or negotiation thereof or otherwise except as provided in Section 8 of Article II of said Principal Indenture.

     PROVIDED, HOWEVER, that these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid the principal, premium, if any, and interest on the said bonds as they become due at the times and in the manner stipulated therein and in said Principal Indenture and indentures supplemental thereto, and shall perform and observe all the terms, covenants and conditions in the bonds and coupons and in said Principal Indenture and indentures supplemental thereto, expressed to be performed and observed by or on the part of the Company, then this Nineteenth Supplemental Indenture and the estate and rights hereby granted, shall cease, determine and be void; otherwise to remain in full force and effect all as more fully provided in Article XIV of said Principal Indenture.

     AND IT IS HEREBY expressly covenanted and agreed between the parties hereto that the protection and security of said Principal Indenture is hereby extended to all bonds of Series L and Series M issued, certified and delivered hereunder and under said Principal Indenture and that all such bonds of Series L and Series M are to be issued, certified and delivered, and that the additional property hereby mortgaged to and pledged with the Trustee is to be held subject to the covenants, uses and trusts set forth herein and in said Principal Indenture, as amended. And the Company for itself and its successors and assigns does hereby further covenant, agree and declare to and with the Trustee and its successors and assigns in said trust, for the benefit of said Series L Bonds and Series M Bonds, or any of them, as follows:


                                    ARTICLE I

     SECTION 1. A. There is hereby created and established under the Principal Indenture and hereunder a new series of bonds of the Company, limited in aggregate principal amount to ten million dollars ($10,000,000), designated "First Mortgage Sinking Fund 6.54% Bonds, Series L, Due 2007," which shall mature September 30, 2007, and shall bear interest at the rate of 6.54% per annum, payable semi-annually, on the last day of March and September in each year until the principal of the Series L Bonds shall have become due and payable (whether at maturity or at a date fixed for redemption or by

<PAGE 18>


declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) overdue premium, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at the rate of 8.54% per annum until paid, payable semi-annually as aforesaid, or, at the option of the registered owner of any Series L Bond, on demand.

     B. There is hereby created and established under the Principal Indenture and hereunder a new series of bonds of the Company, limited in aggregate principal amount to twenty-five million dollars ($25,000,000), designated "First Mortgage 7.04% Bonds, Series M, Due 2017," which shall mature September 30, 2017, and shall bear interest at the rate of 7.04% per annum, payable semi-annually, on the last day of March and September in each year until the principal of the Series M Bonds shall have become due and payable (whether at maturity or at a date fixed for redemption or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) overdue premium, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at the rate of 9.04% per annum until paid, payable semi-annually as aforesaid, or, at the option of the registered owner of any Series M Bond, on demand.

     C. Forthwith upon and from time to time after the execution and delivery of this Nineteenth Supplemental Indenture, the Company may execute and deliver to the Trustee and thereupon the Trustee shall certify and deliver to or upon the written order of the President or Treasurer of the Company, Series L Bonds to an aggregate principal amount not exceeding ten million dollars ($10,000,000) and Series M Bonds to an aggregate principal amount not exceeding twenty-five million dollars ($25,000,000) in temporary or permanent form, being all the Series L Bonds and Series M Bonds authorized to be issued hereunder, upon receipt by the Trustee in each case of the Votes, Certificates, Opinions of Counsel, and a certified copy (or assurances satisfactory to the Trustee that there will be delivered to the Trustee, within a time deemed reasonable by it, a certified copy) of an order or orders of each governmental agency having jurisdiction releasing, exempting, authorizing or consenting to the issuance by the Company of a principal amount of said bonds at least equal to the principal amount of bonds the certification and delivery of which is requested by the written order or orders of the President or Treasurer of the Company, all as required by
Section 2 of Article III of the Principal Indenture, as amended.

     SECTION 2. The bonds of Series L and Series M are issuable only as fully registered bonds without coupons in denominations of one-hundred thousand dollars ($100,000) or integral multiples thereof. Bonds of Series L and Series M may be transferred and may be exchanged for one or more bonds of the same series in authorized denominations, as provided in the Principal Indenture, provided, however, that the Company and the Trustee shall not be required (i) to transfer or exchange any bond of Series L or Series M during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice of redemption of bonds of such Series and ending at the close of business on the day of such mailing or (ii) to transfer or exchange any bond of Series L or Series M so selected for redemption in whole or in part. Notwithstanding any provisions of the Indenture or the Series L Bonds or the Series M Bonds to the contrary, no service charge shall be made to the holder for any such transaction.

<PAGE 19>


     Except as hereinafter provided, each bond of Series L and Series M shall be dated the date of certification and shall bear interest from the last preceding interest payment date to which interest has been paid (unless the date thereof is an interest payment date to which interest has been paid, in which case from the date thereof, or unless the date thereof is prior to the first payment of interest, in which case from the date of original issuance of the bonds of such series).

     The person in whose name any bond of Series L or Series M is registered at the close of business on the record date (hereinafter defined) with respect to a semi-annual interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to such record date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest, together with interest thereon at the rate set forth in Section 1 hereof to the extent permitted by applicable law, shall be paid to the person in whose name such bond is registered at the close of business on the business day immediately prior to the date of payment of such defaulted interest. The term "record date" as used with respect to a semi-annual interest payment date shall mean the fifteenth day of the same calendar month of such interest payment date unless such day shall not be a business day, in which event the term "record date" shall mean the next succeeding business day, the term "business day" meaning for this purpose a day which in the City of Boston is not a legal holiday or a day on which banking institutions in the City of Boston are not authorized by law to close.

     Subject to the provisions of Section 4 of this Article I, the principal, premium, if any, and interest on the Series L and Series M Bonds shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of the Trustee in the City of Boston, Massachusetts, or, at the option of the registered owner, at the office of any other paying agent appointed by the Company.

     The Company may cause bonds of Series L and Series M to be executed on its behalf by the facsimile signatures of its President or a Vice President and its Treasurer or an Assistant Treasurer, which may be imprinted or otherwise reproduced on such bonds, and may cause a facsimile of its official seal to be imprinted thereon. In case any officer whose facsimile signature has been so imprinted or otherwise reproduced on any bond of Series L or Series M shall cease to be such officer of the Company before such bond shall have been actually certified and delivered by the Trustee, such bond may nevertheless be certified and delivered and issued as though the person whose facsimile signature has been so imprinted or otherwise reproduced had not ceased to be an officer of the Company.

     SECTION 3. The provisions of the Series L and Series M Bonds relating to redemption prior to maturity are as follows:

           A. The Company may redeem Series L and Series M Bonds at par, plus accrued interest, pursuant to Section 7(d) of Article VI of the Principal Indenture, but any such redemption of the Series L Bonds or Series M Bonds pursuant to such Section 7(d) of Article VI of the Principal Indenture shall be made (i) only from money received by the Trustee as proceeds of property taken by the power of eminent domain or acquired by public authority, or as insurance money, (ii) only in principal amounts of one-hundred thousand dollars ($100,000) or integral multiples thereof and (iii) only if such redemption pursuant to such
     Section 7(d) of Article VI of the Principal Indenture is made pro rata among all series of bonds then outstanding under the Principal Indenture in proportion to their then outstanding principal amounts, provided, however, to the extent, but only to the extent, that such prorating would involve the redemption of the bonds of any series in any amount other than that permitted under the terms of the bonds of such series, the Trustee may upon any such redemption of such series, in its

<PAGE 20>


     reasonable discretion, increase or decrease the amount of bonds of such series to be redeemed in such manner as the Trustee, in its reasonable discretion, shall deem appropriate to maintain, in so far as possible, the principal of pro rata redemption in any such redemption or in any series of successive redemptions.

           B. The Series L Bonds and Series M Bonds are redeemable prior to maturity at the option of the Company, as a whole at any time, or in part from time to time, in a minimum aggregate principal amount at any one time of not less than one million dollars ($1,000,000), provided, that not less than five million dollars ($5,000,000) in the aggregate principal amount of the Series L Bonds and not less than five million dollars ($5,000,000) in the aggregate principal amount of the Series M Bonds remain outstanding after giving effect to any such partial redemption, upon at least 30 days' but not more than 45 days' prior notice, as set forth below, of the principal amount of Series L Bonds or Series M Bonds so to be redeemed and accrued interest to the date fixed for redemption, together with a premium equal to the Make-Whole Amount (hereinafter defined) calculated as of three days prior to the date fixed for such redemption, provided, that the Company shall, on the second day preceding the date of any such redemption, deliver to the Trustee and to the holders of the Series L Bonds or Series M Bonds, as the case may be, so to be redeemed a certificate of an officer of the Company stating the amount of the Make-Whole Amount being paid upon such redemption and demonstrating the calculation thereof. The term "premium" when used in the bonds of Series L or Series M or the Indenture in conjunction with references to principal and interest on the bonds of Series L or Series M shall mean any amount due upon any payment, redemption or prepayment of any of the bonds of Series L and Series M, other than principal and interest, and shall include the Make-Whole Amount.

           C. For purposes of this Nineteenth Supplemental Indenture, the term "Make-Whole Amount" shall mean: the excess, if any, of (i) the present value of the principal and interest payments on and in respect of the Series L Bonds or Series M Bonds being redeemed, that would otherwise become due and payable (without giving effect to such redemption), discounted semi-annually at a rate which is equal to the Treasury Rate plus 50 basis points over (ii) the principal amount of the Series L Bonds or Series M Bonds being redeemed.

           For purposes of this Nineteenth Supplemental Indenture, the term "Treasury Rate" shall mean at the time of any redemption with respect to any Series L Bonds or Series M Bonds being redeemed, the arithmetic average of the two most recent yields to maturity on the United States Treasury obligation with a constant maturity (as compiled by and published by the United States Federal Reserve Statistical Release designated H.15(519) or its successor publication for the two business days next preceding the date of such redemption) most nearly equal to (by rounding to the nearest month) the remaining average life to maturity (calculated in accordance with generally accepted financial practice) of the Series L Bonds or Series M bonds then being redeemed. If no maturity exactly corresponding to such Remaining Life to Maturity of the Series L Bonds or Series M Bonds then being redeemed shall appear therein, the yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Rate shall be interpolated from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).

           D. Notwithstanding the provisions of Section 2 of Article IV of the Principal Indenture, the Company will cause the Trustee to give irrevocable notice to each registered owner of the Series L Bonds or Series M Bonds, as the case may be, of any redemption of Bonds pursuant to the preceding paragraphs A or B not less than 30 days nor more than 45 days before the date upon which the redemption is to be made, specifying (i) the date upon which redemption is to be made (the

<PAGE 21>

     "Prepayment Date") and (ii) that the principal amount of the holder's Series L Bonds or Series M Bonds, as the case may be, to be so redeemed shall become due and payable on the Prepayment Date.

           E. The Company shall, so long as any Series L Bonds remain outstanding, pay to the Trustee at its principal corporate trust office in the City of Boston, Massachusetts, or to any successor Trustee at its principal corporate trust office, prior to September 30 of each year, beginning with the year 2001, as and for a sinking fund for the Series L Bonds, a sum of money in coin or currency of the United States which at the time is legal tender for public or private debts sufficient to retire $1,428,571 in aggregate principal amount of bonds of the Series L in each of the years 2001 to 2007, both inclusive. The Trustee shall on September 30, in each such year, unless the Company is in default hereunder, apply the money then in the Series L sinking fund, so far as it is sufficient for the purpose, to the redemption of Series L Bonds in the manner hereinafter provided, at a redemption price of 100% of the principal amount of the Bonds to be redeemed, in each case together with accrued principal to the date fixed for redemption.

           The Trustee shall notify or cause notices to be given to the registered owner of each Series L Bond any portion of which is to be redeemed by sending to such registered owners, at his registered address, by mail not less than 30 days prior to the 30th day of September (but no later than 10:00 a.m. on the immediately preceding day) in such year a printed or written notice stating the serial numbers of the Bonds to be redeemed (and, if less than the whole principal amount of any registered bond is called for redemption, the portion thereof which is to be redeemed) and that interest on such bonds or portions thereof shall cease after the 30th day of September in that year, and that on such date there will become due and payable on each of said bonds or portions thereof at the principal corporate trust office of the Trustee in the City of Boston, Massachusetts, the principal or such portion thereof, together with accrued interest to such date (provided, however, that such accrued interest shall be paid to the persons in whose names said Bonds are registered at the close of business on the record date next preceding such September 30), and requiring such bonds, accompanied by instruments of transfer satisfactory to said Trustee, or, if called only in part, either by such instruments of transfer or a request for notation of payment thereon, to be delivered to the Trustee at said office for redemption as aforesaid for the sinking fund. On September 30 of such year, provided such notice shall have been given and such sinking fund payment shall have been made, the interest on the bonds so called shall cease, as stated in the notice, and the portions of the principal amount of any bond so called for redemption shall become due and payable at the time, in the manner and at the place set forth in the notice and the holders of such bonds shall look for payment of the redemption price thereof, and the registered owners thereof at the close of business on the applicable record date shall look for payment of the accrued interest thereon, only to the funds so held by the Trustee and in no event to the Company and such bonds and the portions thereof so called for redemption, shall no longer be deemed outstanding hereunder; and fully registered bonds for the unpaid balance, if any, of the principal amount of any fully registered bond so surrendered shall be issued by the Company and certified and delivered by the Trustee without charge therefor, or, at the option of the registered owner, notation of payment of part then called and paid shall be made thereon.

           All bonds redeemed and paid hereunder delivered to the Trustee for the sinking fund shall, except as to fully registered bonds redeemed in part and delivered to the Trustee for notation thereon of payment of the part then called and paid, be forthwith cancelled by the Trustee and a certificate to that effect delivered by it to the Company and may thereafter, at the written request of the Company, be delivered to the Company or destroyed and no bonds shall be issued under the provisions of the Principal Indenture or this Nineteenth Supplemental Indenture in substitution for the bonds, or parts thereof, so redeemed and paid.

<PAGE 22>


           Any notice given by mail as hereinbefore provided shall be deemed to have been duly given on the date upon which such notice shall be deposited in a United States mailbox or post office, postage prepaid and addressed to the bondholder at his last address registered on the books and company or the Trustee, as the case may be.

     SECTION 4. Notwithstanding the foregoing provisions of this Article, of Sections 2, 3 and 6 of Article IV of the Principal Indenture and of any bond of Series L or Series M:

          A. Payment of principal, premium, if any, and interest on any bond of Series L and Series M and any redemption price of all or a portion of the principal amount thereof shall be made by the Trustee to the registered owner thereof without presentation or surrender thereof to the Trustee if there shall be on file with the Trustee (and not theretofore rescinded by written notice from such registered owner to the Trustee) an agreement (or a conformed copy thereof) between the Company and such registered owner or the person for whom such registered owner is the nominee or a predecessor in interest of such registered owner or the person for whom the registered owner is the nominee, to the effect that (1) payments will be so made, and (2) such registered owner will not sell, pledge, transfer or otherwise dispose of such bond of Series L or Series M without first either (i) surrendering such bond of Series L or Series M to the Trustee in exchange for a bond or bonds of Series L or Series M, as the case may be, aggregating the same principal amount as the principal amount of the bond of Series L or Series M so surrendered which shall remain unpaid, or (ii) making notation on such bond of Series L or Series M (or on a schedule annexed thereto) of all portions of the principal amount thereof which have been redeemed; it being understood that the Bond Purchase Agreement dated as of September 1, 1997 pursuant to which the bonds of Series L and Series M were initially issued constitutes such an agreement on file with the Trustee for purposes of this paragraph A (until rescinded as provided above). The Trustee shall not be under any duty to determine that such notations have been made nor be liable in any manner with respect thereto or with respect to any failure to make such notations. In case any payment is made as provided in this subparagraph A, the Trustee shall make an appropriate notation of such payment on its records, which records shall, in the absence of manifest error, be controlling and conclusive.

          B. In case less than all of the outstanding bonds of Series L or Series M are to be redeemed the Trustee shall, at the time of each such partial redemption, prorate among the registered owners of the bonds of Series L or Series M in proportion to their then respective holdings the amount of bonds of Series L or Series M then to be redeemed and designate for redemption the particular bonds of Series L or Series M, or the principal amount so prorated, in such manner as the Trustee in its uncontrolled discretion may deem most practicable, provided, however, to the extent, but only to the extent, that such prorating would involve the redemption of bonds of Series L or Series M from any registered owner in any amount which would not be an integral multiple of one-hundred thousand dollars ($100,000), the Trustee may, upon any partial redemption, in its reasonable discretion, increase or decrease the amount of bonds of Series L or Series M to be redeemed from any registered owner in such manner as the Trustee, in its reasonable discretion, shall deem appropriate to maintain, insofar as possible, the principle of pro rata redemption in any partial redemption or in any series of successive partial redemptions. The acceptance of bonds of Series L or Series M by the registered owners thereof shall be deemed to constitute a consent to the foregoing provisions of this subparagraph B with the same force and effect as if the provisions of this subparagraph B had been set forth in a written agreement duly executed by the registered owners of all the bonds of Series L or Series M, as the case may be, and an executed counterpart of said agreement had been filed with the Trustee.

<PAGE 23>


                                   ARTICLE II

     SECTION 1. The Company covenants and agrees that, so long as any Series L or Series M Bonds are outstanding, dividends (hereinafter defined) paid by the Company subsequent to December 31, 1996 will not exceed net income and earned surplus available for dividends accumulated subsequent to December 31, 1996 determined in accordance with any system of accounts required by law to be followed by the Company, or in the absence of such requirements, in accordance with generally accepted accounting principles consistently applied and with depreciation computed as set forth under Section 2 of Article III of the Principal Indenture, plus an amount of ten million eight-hundred and fifty-six thousand dollars ($10,856,000) from earned surplus not appropriated, representing the amount not restricted at December 31, 1996. For purposes of this Section 1, "dividends" shall include any distribution with respect to the capital stock of the Company, including the purchase or redemption thereof.

     SECTION 2. The Company covenants and agrees that, so long as any Series L or Series M Bonds are outstanding, the Company will not create, assume, incur or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind in respect of any of the mortgaged property as security for any bonds, debentures, notes or other evidences of indebtedness which by their terms mature one year or less from the date of issue thereof.

     SECTION 3. The Company covenants and agrees that, so long as any Series L or Series M Bonds are outstanding, the Company will not, and will not permit any Subsidiary (as defined in the Principal Indenture) to, sell, lease, transfer or otherwise dispose of, in any transaction or series of related transactions, any of its property or assets, including, without limitation, any shares of capital stock of any Subsidiary, (except in the ordinary course of business) unless:

          A. In the case of all such sales, leases, transfers and dispositions, at the time of and immediately after giving effect to such sale, lease, transfer or disposition, no condition or event shall exist which constitutes or, after notice or lapse of time or both, would constitute a default or event of default (as defined in the Principal Indenture) under the Principal Indenture;

          B. In the case of any sale, transfer, lease or disposition of property or assets by the Company or a Subsidiary, which together with all other properties and assets sold, leased, transferred or otherwise disposed of by the Company and its Subsidiaries (except in the ordinary course of business) during the same fiscal year have an aggregate book value of not more than 5% of the consolidated assets of the Company and its Subsidiaries as shown by a consolidated balance sheet of the Company and its Subsidiaries as at the end of the preceding fiscal year of the Company prepared in accordance with any System of accounts required by law to be followed by the Company, or in the absence of such requirements, in accordance with generally accepted accounting principles consistently applied, the Company either (x) at the time of such sale, transfer, lease or disposition, shall be permitted to become liable in respect of at least one dollar ($1.00) additional funded debt under Section 17 of Article V of the Principal Indenture or (y) shall, or shall cause such Subsidiary, promptly to apply the aggregate net proceeds from such sales, leases, transfers or dispositions in such fiscal year to (i) the acquisition of property or assets substantially similar to the property or assets so disposed of, and/or (ii) the repayment or redemption of bonds outstanding under the Principal Indenture, as supplemented, in accordance with the terms thereof, upon the concurrent payment of any premium due upon such repayment or redemption, which in the case of any redemption of the Series L or Series M Bonds pursuant to paragraph B of Section 3 of Article I of this Nineteenth Supplemental Indenture shall include the Make-Whole Amount;

          C. In the case of any sale, transfer, lease or disposition of property or assets by the Company or a Subsidiary, which together with

<PAGE 24>


     all other properties and assets sold, leased, transferred or otherwise disposed of by the Company and its Subsidiaries (except in the ordinary course of business) during the same fiscal year have an aggregate book value of more than 5% of the consolidated assets of the Company and its Subsidiaries as shown by a consolidated balance sheet of the Company and its Subsidiaries as at the end of the preceding fiscal year of the Company prepared in accordance with any system of accounts required by law to be followed by the Company, or in the absence of such requirements, in accordance with generally accepted accounting principles consistently applied, the Company shall at the time of such sale, transfer, lease or disposition be permitted to become liable in respect of at least one dollar ($l.00) additional funded debt under
     Section 17 of Article V of the Principal Indenture;

          D. In the case of any sale, transfer, lease or disposition of property or assets by the Company or a Subsidiary, which together with all other properties and assets sold, leased, transferred or otherwise disposed of by the Company and its Subsidiaries (except in the ordinary course of business) during the same fiscal year have an aggregate book value of more than 10% of the consolidated assets of the Company and its Subsidiaries as shown by a consolidated balance sheet of the Company and its Subsidiaries as at the end of the preceding fiscal year of the Company prepared in accordance with any system of accounts required by law to be followed by the Company, or in the absence of such requirements, in accordance with generally accepted accounting principles consistently applied, the Company (x) at the time of such sale, transfer, lease or disposition shall be permitted to become liable in respect of at least one dollar ($l.00) additional funded debt under
     Section 17 of Article V of the Principal Indenture and (y) shall, or shall cause such Subsidiary, promptly to apply the amount by which the aggregate net proceeds from such sales, leases, transfers or dispositions in such fiscal year exceeds 10% of the consolidated assets of the Company and its Subsidiaries as shown on such balance sheet to
     (i) the acquisition of property or assets substantially similar to the property or assets so disposed of, and/or (ii) the repayment or redemption of bonds outstanding under the Principal Indenture in accordance with the terms thereof, upon the concurrent payment of any premium due upon such repayment or redemption, which in the case of any redemption of the Series L or Series M Bonds pursuant to paragraph B of
     Section 3 of Article I of this Nineteenth Supplemental Indenture shall include the Make-Whole Amount; provided, however, that nothing contained in this Section 3 shall prohibit any Subsidiary from selling, leasing, transferring or otherwise disposing of any of its property or assets to the Company or another Subsidiary, and provided, further, that any redemption of bonds outstanding under the Indenture required pursuant to this Section 3 shall be made pro rata among all series of bonds then outstanding under the Principal Indenture in proportion to their then outstanding principal amounts, provided, however, to the extent, but only to the extent, that such prorating would involve the redemption of bonds of any series in any amount other than that permitted under the terms of the bonds of such series, the Trustee may, upon any such redemption of such series, in its reasonable discretion, increase or decrease the amount of bonds of such series to be redeemed in such manner as the Trustee, in its reasonable discretion, shall deem appropriate to maintain, in so far as possible, the principle of pro rata redemption in any such redemption or in any series of successive redemptions.

     SECTION 4. The Company covenants and agrees that, so long as any Series L or Series M Bonds are outstanding, the Company will not, and will not permit any Subsidiary to, make or own any Investment (hereinafter defined) other than:

     A. Investments in Wholly-Owned Subsidiaries (hereinafter defined) (or in corporations which simultaneously therewith become Wholly-Owned Subsidiaries) made by stock purchase, capital contribution, loan or advance;

<PAGE 25>


     B. readily marketable obligations of, or fully and unconditionally guaranteed (as to both principal and interest) by, the United States of America and having a maturity not in excess of 12 months from the date of acquisition thereof;

     C. negotiable certificates of deposit (having a maturity not in excess of 12 months from the date of acquisition thereof) evidencing direct obligations of any commercial bank or trust company organized and operating in the United States of America and having capital, surplus and undivided profits of at least one-hundred million dollars ($100,000,000);

     D. accounts receivable arising from transactions in the ordinary course of business;

     E. contingent liabilities represented by endorsements of negotiable instruments for collection or deposit in the ordinary course of business;

     F. advances, deposits, down payments and prepayments on account of firm purchase orders made in the ordinary course of business;

     G.  property to be used in the ordinary course of business;

     H. commercial paper having a maturity not in excess of 270 days from the date of acquisition thereof and having a rating of "A-l" or better from Standard & Poor's Corporation or "P-l" or better from Moody's Investors Service, Inc.;

     I. Investments pursuant to the COM/ENERGY Money Pool Agreement as was approved in an order dated November 12, 1981 of the Massachusetts Department of Public Utilities in D.P.U. 880, as said agreement may be amended from time to time with the written approval of the Massachusetts Department of Public Utilities; and

     J. Investments not otherwise permitted under clauses A through I above in an aggregate amount at any time, valued at the lower of cost and fair market value, not in excess of five percent (5%) of the Consolidated Net Worth of the Company and its Subsidiaries, as shown on the consolidated balance sheet of the Company and its Subsidiaries as at the end of the preceding fiscal year of the Company, prepared in accordance with any system of accounts required by law to be followed by the Company, or in the absence of such requirement, in accordance with generally accepted accounting principles consistently applied.


     SECTION 5. The Company covenants and agrees that, so long as any Series L or Series M Bonds are outstanding, the Company will not, and will not permit any Subsidiary to, engage in any transaction with an Affiliate (hereinafter defined) of the Company (other than a Wholly-Owned Subsidiary) or of such Subsidiary (other than the Company or a Wholly-Owned Subsidiary) which materially and adversely affects the financial integrity of the Company or of the Company and its Subsidiaries taken as a whole, provided, however, all transactions with Affiliates specifically approved or permitted by the Massachusetts Department of Public Utilities shall be deemed not to materially and adversely affect the financial integrity of the Company or of the Company and its Subsidiaries taken as a whole.

     SECTION 6. The Company covenants and agrees that, so long as any Series L or Series M Bonds are outstanding, the Company will not permit the aggregate principal amount of outstanding funded debt (as defined in the Indenture) of its Subsidiaries to exceed at any time fifteen percent (15%) of the Consolidated Net Worth (hereinafter defined) of the Company and its Subsidiaries.

     SECTION 7. The Company covenants and agrees that so long as any Series L or Series M Bonds are outstanding (i) not less than 75% of the Consolidated

<PAGE 26>


Adjusted Net Income (hereinafter defined) of the Company and its Subsidiaries in each fiscal year shall have been derived directly from the Company's gas utility operations and businesses related to gas utility operations or (ii) assets representing not less than 75% of the book value of the assets of the Company and its Subsidiaries (as shown on the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year) shall have been assets used in the Company's gas utility operations and businesses related to gas utility operations.

     SECTION 8. The Company covenants and agrees that so long as any Series L or Series M Bonds are outstanding, the Company shall perform and fulfill all its covenants and agreements contained in the Bond Purchase Agreement dated as of September 1, 1997 pursuant to which the bonds of Series L and Series M were initially issued.

     SECTION 9. For purposes of this Article II of this Nineteenth Supplemental Indenture the following capitalized terms shall have the following respective meanings:

     "Affiliate" of any Person shall mean any Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and, without limiting the generality of the foregoing, shall include
(a) any Person beneficially owning or holding 5% or more of any class of voting securities of such Person or (b) any other Person of which such first-mentioned Person owns or holds 5% or more of any class of voting securities. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise; provided that the fact that a Person may be a member of the Board of Directors or an officer of such Person shall not by itself be a presumption of control, and provided, further, that in no event shall the fact that a Person is a holder of indebtedness of such Person be considered to enable such Person to direct or cause the direction of the management and policies of such Person.

     "Consolidated Adjusted Net Income" shall mean net earnings after income taxes of the Company and each Subsidiary, determined on a consolidated basis and (except as may be hereinafter provided) in accordance with any system of accounts required by law to be followed by the Company, or in the absence of such requirements, in accordance with generally accepted accounting principles, excluding:

     (1)  any gain arising from any write-up of assets;

     (2) net earnings of any Person in which the Company or any Subsidiary has an ownership interest unless those net earnings have actually been received by the Company or the Subsidiary in the form of cash distributions or, to the extent of their fair market value, in the form of any other freely transferable property; and

     (3) any portion of the net earnings of any Subsidiary which for any reason is unavailable to pay dividends to the Company or any other Subsidiary.

     "Consolidated Net Worth" of the Company and its Subsidiaries shall mean, at any date, the sum of the capital stock (minus treasury stock and capital stock subscribed and unissued) and surplus (including retained earnings, additional paid-in capital and the balance of the current profit and loss account not transferred to surplus) of the Company and its Subsidiaries, prepared on a consolidated basis in accordance with generally accepted accounting principles, and after giving appropriate effect to outside minority interests, if any, in Subsidiaries.

     "Investment" shall mean any investment made by stock purchase, capital contribution, loan, advance, acquisition of indebtedness, guaranty, or otherwise.

<PAGE 27>


     "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

     "Wholly-Owned Subsidiary" shall mean any Subsidiary all of the outstanding shares of which, other than directors' qualifying shares, shall at the time be owned by the Company or by one or more Wholly-Owned Subsidiaries or by the Company and one or more Wholly-Owned Subsidiaries and the accounts of which are consolidated with those of the Company in accordance with generally accepted accounting principles.


                                   ARTICLE III

     SECTION 1. All the trusts, terms, conditions, provisions and powers conferred and set forth in the Principal Indenture and the Supplemental Indentures (except as expressly amended hereby and except insofar as they shall apply and relate solely to the bonds of any series issued prior to the Series L and Series M Bonds, or are not fully consistent with the terms and provisions hereof and of the bonds of Series L or Series M issued hereunder) apply and relate to the Series L and Series M Bonds, as fully in all respects as if they had been specifically contained and set forth herein.

     SECTION 2. The Trustee shall be entitled to, may exercise and shall be protected by, where and to the full extent that the same are applicable, all the rights, powers, privileges, immunities and exemptions and shall be subject to the duties and liabilities of the Trustee provided in the Principal Indenture as if the provisions concerning the same were incorporated herein at length. The remedies and provisions of the Principal Indenture applicable in case of any default by the Company thereunder are hereby adopted and made applicable in case of any default with respect to the properties hereby mortgaged and pledged to and with the Trustee. Without limiting the generality of the foregoing, there are hereby conferred upon the Trustee the same powers of sale and other powers over the properties described herein as are by the Principal Indenture expressed to be conferred. The Company further confirms that in exercising any remedy of sale under Article VII of the Indenture and the Supplemental Indentures, the Trustee shall be entitled to the STATUTORY POWER OF SALE.

     SECTION 3. The recitals and statements in this Nineteenth Supplemental Indenture shall be taken as statements by the Company alone and shall not be considered as made by or as imposing any obligation or liability upon the Trustee nor shall the Trustee be held responsible for the legality or validity of this Nineteenth Supplemental Indenture, and the Trustee makes no covenants or representations, and shall not be responsible as to or for the effect, authorization, execution, delivery, recording or filing of this Nineteenth Supplemental Indenture, except as expressly set forth herein and in the Principal Indenture.

     SECTION 4. This Nineteenth Supplemental Indenture is expressly made supplemental to said Principal Indenture, and the use of terms and expressions herein is in accordance with the definitions and constructions contained therein which Principal Indenture is hereby in all respects ratified, approved and confirmed, except as expressly amended hereby.

     SECTION 5. Any term used in this Nineteenth Supplemental Indenture, not otherwise defined herein or in the Principal Indenture, which is defined in the Trust Indenture Act of 1939, directly or by reference to the Securities Act of 1933, shall have the meaning prescribed in said Trust Indenture Act of 1939.

     SECTION 6. This Nineteenth Supplemental Indenture may be simultaneously executed in any number of counterparts, and all of said counterparts executed and delivered each as an original, shall constitute but one and the same instrument.

<PAGE 28>


     IN WITNESS WHEREOF said Commonwealth Gas Company has caused its corporate seal to be hereto affixed and attested and these presents to be signed in its name and behalf by its officer thereunto duly authorized by vote of its Board of Directors and its Stockholder, and State Street Bank and Trust Company, in token of its acceptance of the trusts herein set forth, has caused its corporate seal to be hereto affixed and attested and these presents to be signed by its duly authorized officers as of the day and year first above written.

                                 COMMONWEALTH GAS COMPANY

(CORPORATE SEAL)


                                 By___________________________________
                                     Financial Vice President and
                                     Treasurer


Attest__________________________________
            Assistant Clerk



                                 STATE STREET BANK AND TRUST COMPANY,
                                 Trustee

(CORPORATE SEAL)                 ____________________________________
                                        Assistant Vice President


Attest____________________________
         Assistant Secretary

<PAGE 29>


                        THE COMMONWEALTH OF MASSACHUSETTS

Middlesex County, ss.

     On this ________ day of September in the year 1997 before me personally came James D. Rappoli to me personally known and being duly sworn did depose and say that he is the Financial Vice President and Treasurer of Commonwealth Gas Company, one of the corporations described in and which executed the foregoing Nineteenth Supplemental Indenture; that said instrument was signed on behalf of said corporation by authority and order of its board of directors and by authority of its stockholders; that he signed his name thereto by like authority and order; and he acknowledged said instrument to be his free act and deed as such officer, and the free act and deed of said Commonwealth Gas Company.





(Notary Seal)     ________________________________
                  Notary Public
                  for The Commonwealth of
                  Massachusetts



My Commission expires:  September 23, 1999

<PAGE 30>


                        THE COMMONWEALTH OF MASSACHUSETTS

Norfolk County, ss.

     On this ________ day of September in the year 1997 before me personally came Daniel Golden to me personally known and being duly sworn did depose and say that he is Assistant Vice President of State Street Bank and Trust Company, one of the corporations described in and which executed the foregoing Nineteenth Supplemental Indenture; that said instrument was signed on behalf of said corporation by authority of its board of directors; and said officer acknowledged said instrument to be his free act and deed as such officer and the free act and deed of said State Street Bank and Trust Company.





(Notary Seal)     _________________________________________
                  Notary Public
                  for The Commonwealth of
                  Massachusetts



My Commission expires:

<PAGE 31>


                                 RECORDING DATA


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